Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-153157, 333-127626, 333-127750, 333-127631, 333-157726, 333-136662 and 333-176247) of ACCO Brands Corporation of our report dated March 2, 2009 relating to the financial statements and financial statement schedule which appears in this Form 8-K.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

December 15, 2011